Exhibit 10.36
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                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is entered into as of the 9th day of July, 2002, by and between Category 5 Technologies, Inc., a Nevada corporation ("Category") and Peter Kristensen and Mark Sansom, independent contractors who have and will be rendering the services covered by this Agreement (the "Consultants").

         WHEREAS, the Consultants, have been engaged by Category to render services described in paragraph 1; and

         WHEREAS, Category has provided the Consultants with access to all material information concerning its organization, financial condition, management, present and intended business operations or other available information and has made its directors and executive officers available to answer questions posed by the Consultants regarding such information; and

         WHEREAS, the Consultants are "accredited investors" as that term in defined under Regulation D of the Securities and Exchange Commission and have had access to all material information concerning Category, its organization, financial condition, management, present and intended business operations and other available information, and have had the opportunity to ask questions of Category directors and executive officers with respect to such information and that all questions posed have been answered to their complete satisfaction;

         WHEREAS, Category the Consultants have previously discussed the issuance of securities of Category as full consideration for these services to the Consultants that will be registered with the Securities and Exchange Commission on Form S-8 as part of the Category 5 Technologies, Inc. Long Term Incentive Plan (the "Plan") so that these securities could be freely publicly traded by the Consultants; and

         WHEREAS, the Consultants have rendered and will continue to render the services covered hereby to Category in anticipation of and in reliance upon these discussions and with the expectation of receiving securities of Category under the Plan as full consideration for these services; and

         WHEREAS, the parties desire to execute this Agreement to cover compensation for these services;

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth and the benefits to the parties to be derived therefrom, it is hereby agreed as follows:

         1. Services. The Consultants are hereby retained by Category to serve as independent Consultants to provide advice and services to Category in connection with the foregoing recitation of services and related non-capital raising services. The Consultants agrees to provide such services to Category as Category may from time to time reasonably request, including, without limitation, advice and services with respect to those matters as to which they have special competence by reason of their business experience, knowledge, and abilities. The Consultants shall make themselves available during reasonable business hours to perform all services reasonably requested by Category under this Agreement.

         2. Term. This Agreement shall remain in full force and effect for the earlier of 120 days from the date hereof.

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         3.   Compensation.  Category shall pay, and Consultants shall accept, a fee of 80,000 shares of Category common stock, 20,000 of which shall be payable immediately upon execution of this Agreement, all to be issued pursuant to and in accordance with resolutions of the Board of Directors of Category, and all to be fully paid and non-assessable. After the first 30 days, the shares shall be issued on a monthly basis with payment of 20,000 shares of Category common stock being paid month by month.

         4. Costs. The Consultants shall pay all reasonable and necessary business expenses incurred by the Consultants in the course of providing advice and services to Category under the terms of this Agreement.

         5. Independent Contractors. The Consultants are retained under the terms of this Agreement as independent contractors and nothing herein shall be construed as creating an employer/employee relationship between the parties or their principals or employees. The Consultants shall be solely liable for the payment of any taxes imposed or arising out of the payment of the compensation to it by Category as set forth in this Agreement.

         6. Termination for Cause. Category may terminate this Agreement during its term with cause which shall be established by showing one or more of the following: -

              (a) The Consultants have materially breached the terms of this Agreement and, as a result, Category has suffered damages;

              (b) The Consultants, in the sole determination of the Board of Directors of Category, have not performed their duties to the satisfaction of Category;

              (c) The Consultants have substantially failed to perform the duties requested in writing by Category, on action by the Board of Directors, under the terms of this Agreement after 10 days written notice setting forth the details of such alleged substantial failure, or

              (d) The Consultants have engaged in material, willful, or gross misconduct in the performance of its duties hereunder.

         No termination under this Section shall have any affect on the fees paid to the Consultants to the date of any such termination.

         7. Nondisclosure of Information. The Consultants agrees that during the term of this of this Agreement, none will, directly or indirectly, disclose to any person not authorized by Category to receive or use such information, any of Category's confidential or proprietary data, information, or techniques, or give to any person not authorized by Category to receive it any information that is not generally known to anyone other than Category.

         8. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

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         9.   Entire  Agreement.  Except as indicated in the  recitation  at the forefront of this Agreement, this Agreement supersedes any and all other agreements, oral or written, between the parties with respect to the subject matter hereof, and no other agreement, statement or promise relating to the subject matter of this Agreement which is not contained or referred to herein shall be valid or binding.

         10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

         11. Severability. If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         12. Waiver. No failure by any party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.


                                         CATEGORY 5 TECHNOLOGIES, INC.


Dated: _________________________         By: ______________________________



                                         "THE CONSULTANTS"
                                         PETER KRISTENSEN
                                         MARK SANSOM


Dated: ______________________________    By: ______________________________




Dated: ______________________________    By: ______________________________







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